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                                                                  Exhibit 23.(B)

                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Summit Bancorp. on Form S-4 (Registration No. 333-16557) of our report on B.M.J. Financial Corp. (the "Company"), which includes an explanatory paragraph relating to the change in the method of accounting for loan loss reserves effective January 1, 1995, the method of accounting for securities effective January 1, 1994 and the method of accounting for income taxes effective January 1, 1993, dated January 22, 1996 on our audits of the consolidated financial statements of the Company as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995 which report is incorporated by reference in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                        /s/  Coopers & Lybrand L.L.P.
                                        --------------------------------
                                        Coopers & Lybrand L.L.P.

New York, New York
January 9, 1997